UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2016

SITO MOBILE, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-53744	13-4122844
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ 07301

(Address of principal executive offices) (Zip Code)

(201) 275-0555

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 5, 2016 the Board of Directors of SITO Mobile, Ltd. (the “Company”) approved a change in the Company’s fiscal year from September 30 to December 31, effective immediately. As a result of this change, the Company will file a Transition Report on Form 10-Q for the three-month period ended December 31, 2015.

On May 5, 2016 the Board of Directors of the Company approved an amendment to the Company’s Bylaws (the “Amended Bylaws”), effective immediately, to include the following provision:

Article VIII– Forum Selection

•	Article VIII was added to designate the Court of Chancery of the State of Delaware as the forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer employee or agent of the Company to the Company or the Company’s stockholders, (iii) any actions asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Company’s Certificate of Incorporation or the Amended Bylaws and (iv) any action asserting a claim governed by the internal affairs doctrine.

The foregoing description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of each of such document, which is filed as Exhibits 3.1 hereto, and which is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits

(d)       Exhibits.

Exhibit No.	Description
3.1	Amended Bylaws of SITO Mobile, Ltd.

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2016

SITO MOBILE, LTD.

By:	/s/ Jerry Hug
Name: Title:	Jerry Hug Chief Executive Officer

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